UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
December 31, 2015
Date of Report
(Date of earliest event reported)

Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Hudson Pacific Properties, Inc.) Maryland (Hudson Pacific Properties, L.P.)	27-1430478 (Hudson Pacific Properties, Inc.) 80-0579682 (Hudson Pacific Properties, L.P.)
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11601 Wilshire Blvd., Suite 900 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 445-5700
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership of which the Company serves as the sole general partner.
Item 8.01    Other Events.
HPP BREP V Holdco A LLC, an affiliate of investment funds associated with or designated by The Blackstone Group L.P. that are common stockholders of the Company and limited partners of the Operating Partnership, has informed the Company as follows:
“HPP BREP V Holdco A LLC (“Borrower”), has entered into (i) a Margin Loan Agreement (the “Loan Agreement”) dated as of December 29, 2015 with the lenders party thereto (each, a “Lender” and, collectively, the “Lenders”) and the administrative agent party thereto and (ii) Pledge and Security Agreements dated as of December 31, 2015, in each case, between one of the Lenders, as secured party, and Borrower, as pledgor (the “Borrower Pledge Agreements”), and certain of HPP BREP V Holdco A LLC’s affiliates (each, a “Holdco A Guarantor” and collectively, the “Holdco A Guarantors”) have each entered into (i) with each Lender, a Pledge and Security Agreement dated as of December 31, 2015 (each, a “Holdco A Guarantor Pledge Agreement” and, collectively with the Borrower Pledge Agreements, the “Pledge Agreements”) and (ii) with the administrative agent and the Lenders, a Guarantee dated as of December 31, 2015 of the Borrower’s obligations under the Loan Agreement (each, a “Holdco A Guarantee” and collectively the “Holdco A Guarantees”). In addition, certain of HPP BREP V Holdco A LLC’s other affiliates (each, a “Holdco B Guarantor” and collectively, the “Holdco B Guarantors”) have each entered into, with the administrative agent and the Lenders, a Guarantee dated as of December 31, 2015 of the Borrower’s obligations under the Loan Agreement (each, a “Holdco B Guarantee” and, collectively with the Holdco A Guarantees, the Loan Agreement, and the Pledge Agreements, the “Loan Documents”). Each of the Borrower, the Holdco A Guarantors and the Holdco B Guarantors is affiliated with The Blackstone Group L.P.
As of December 31, 2015, the Borrower has borrowed an aggregate of $350.0 million under the Loan Agreement. Subject to the satisfaction of certain conditions, including the pledge of Common Units by the Holdco B Guarantors referenced below, the Borrower may borrow up to an additional $150.0 million on or after March 1, 2016. The scheduled maturity date of the loans under the Loan Agreement is December 31, 2017, which may be extended at the election of the Borrower until December 31, 2018. Pursuant to the Pledge Agreements, to secure borrowings under the Loan Agreement, the Borrower and the Guarantors have collectively pledged 8,276,945 shares of common stock, par value $0.01 per share (“Common Stock”) of Hudson Pacific Properties, Inc. (the “Company”) and 23,460,446 common units of partnership interest (“Common Units”) in Hudson Pacific Properties, L.P., as well as their respective rights under the Registration Rights Agreement dated as of April 1, 2015 by and among the Company and the holders listed on Schedule I thereto (the “Registration Rights Agreement”). In addition, the Holdco B Guarantors have agreed to pledge an additional 29,166,672 Common Units, and their respective rights under the Registration Rights Agreement, within ten business days following March 1, 2016, pursuant to pledge and security agreements substantially similar to the Pledge Agreements.
Upon the occurrence of certain events that are customary for this type of loan, the Lenders may exercise their rights to require the Borrower to pre-pay the loan proceeds, post additional collateral, or foreclose on, and dispose of, the pledged shares of Common Stock and pledged Common Units in accordance with the Loan Documents.”
The Company did not independently verify the foregoing disclosure. In addition, the Company is not a party to the Loan Documents and has no obligations thereunder, but has delivered an Issuer Agreement to each of the Lenders in which it has, among other things, agreed to certain obligations relating to the pledged Common Stock and pledged Common Units and, subject to applicable law and stock exchange rules, agreed not to take any actions that are intended to materially hinder or delay the exercise of any remedies with respect to the pledged Common Stock and pledged Common Units.
The foregoing description of the Issuer Agreements is not complete and is subject to, and qualified in its entirety by, the terms of such Issuer Agreements, a form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Issuer Agreement among the Company, the lender party thereto, and certain affiliates of The Blackstone Group L.P.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 5, 2016

Hudson Pacific Properties, Inc.

By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer

Hudson Pacific Properties, L.P.

By:	Hudson Pacific Properties, Inc.
Its General Partner

By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Issuer Agreement among the Company, the lender party thereto, and certain affiliates of The Blackstone Group L.P.